Registration No. 333-_________

As filed with the Securities and Exchange Commission on August 2, 2019

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

First Seacoast Bancorp
(Exact Name of Registrant as Specified in its Charter)

Federal	84-2404519
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

633 Central Avenue
Dover, NH 03820
(Address of Principal Executive Offices)

First Seacoast Bank 401(k) Plan
(Full Title of the Plan)

Copies to:
James R. Brannen	Victor L. Cangelosi, Esq.
President and Chief Executive Officer	Thomas P. Hutton, Esq.
First Seacoast Bancorp	Luse Gorman, PC
633 Central Avenue	5335 Wisconsin Ave., N.W., Suite 780
Dover, NH 03820	Washington, DC 20015-2035
(603) 742-4680	(202) 274-2000
(Name, Address and Telephone
Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.01 par value per share	290,214(1)	$9.06(3)	$2,629,339	$319
Participation Interests	— (2)	—	—	— (4)
_________________________
(1)	This registration statement relates to 290,214 shares of common stock of First Seacoast Bancorp that may be purchased with employee contributions to the First Seacoast Bank 401(k) Plan (the “Plan”).
(2)
Pursuant to 17 C.F.R. Section 230.416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate amount of participation interests to be offered or sold pursuant to the Plan.

(3)	Determined pursuant 17 C.F.R. Sections 230.457(h)(1) and 230.457(c) of the Securities Act.
(4)	Pursuant to 17 C.F.R. Section 230.457(h)(2) of the Securities Act, no registration fee is required to be paid.
____________________

This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. § 230.462 under the Securities Act.

PART I.
Items 1 and 2.  Plan Information and Registrant Information and Employee Plan Annual Information
The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participants in the Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act.
Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II.
Item 3.  Incorporation of Documents by Reference
The following documents previously or concurrently filed with the Commission are hereby incorporated by reference in this Registration Statement:
(a) The latest prospectus filed by First Seacoast Bancorp (the “Company”) pursuant to Rule 424(b)(3) of the Securities Act with the Commission on March 23, 2019 (Commission File No. 333-230242);
(b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the year covered by the latest prospectus filed by the Company referred in (a) above; and
(c) The description of the Company’s common stock contained in the Registration Statement on Form 8-A filed with the Commission on July 16, 2019 to register the Company's common stock under the Exchange Act (Commission File No. 001-38985).
All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents.  Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.
All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.
Item 4.  Description of Securities
Not applicable.
Item 5.  Interests of Named Experts and Counsel
None.
Item 6.  Indemnification of Directors and Officers
Article XII of the Bylaws of First Seacoast Bancorp provides that First Seacoast Bancorp shall indemnify its personnel, including directors, officers and employees, to the fullest extent authorized by applicable law and regulations, as the same exists or may hereafter be amended; provided, any indemnification by the Company of the Company’s personnel is subject to any applicable rules or regulations of the Federal Reserve Board.

In addition, Section 239.40 of Title 12 of the Code of Federal Regulations, as described below, applies to First Seacoast Bancorp.  Section 239.31 of Title 12 of the Code of Federal Regulations indicates that Section 239.40 apply to subsidiary holding companies, such as First Seacoast Bancorp.

Generally, federal regulations require indemnity coverage for mutual holding companies and subsidiary holding companies for any person against whom any action is brought or threatened because that person is or was a director or officer of the savings association, for:

 (i)   Any amount for which that person becomes liable under a judgment in such action; and

(ii)
     Reasonable costs and expenses, including reasonable attorney’s fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if he or she attains a favorable judgment in such enforcement action,

provided that indemnification shall be made to such person only if:

 (i)      Final judgment on the merits is in his or her favor; or

 (ii) In case of:

a. Settlement,

b. Final judgment against him or her, or

c.
   Final judgment in his or her favor, other than on the merits, if a majority of the disinterested directors of the mutual holding company determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of the mutual holding company or its members.

However, no indemnification shall be made unless the mutual holding company gives the Board at least 60 days’ notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the board of directors shall be sent to the appropriate Reserve Bank, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the Board advises the mutual holding company in writing, within such notice period, of its objection to the indemnification.

As used in the above paragraph:

(i)	“Action” means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

(ii)	“Court” includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought;

(iii)	“Final Judgment” means a judgment, decree, or order which is not appealable or as to which the period for appeal has expired with no appeal taken;

(iv)	“Settlement” includes the entry of a judgment by consent or confession or a plea of guilty or of nolo contendere.

Item 7.  Exemption From Registration Claimed
Not applicable.

2

Item 8.  List of Exhibits
Regulation S-K Exhibit Number	Document	Reference to Prior Filing or Exhibit No. Attached Hereto

4	Form of Common Stock Certificate	*

23	Consent of Independent Registered Public Accounting Firm	Attached as Exhibit 23

24	Power of Attorney	Contained on Signature Page
_________________________
*	Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 8-A (File No. 001-38985) filed by the Company under the Exchange Act with the Commission on July 16, 2019.

The undersigned hereby undertakes that First Seacoast Bank, the wholly-owned subsidiary of the registrant, has submitted, or will submit, the Plan and any amendment thereto to the Internal Revenue Service in a timely manner and has made, or will make, all changes required by the Internal Revenue Service in order to qualify the Plan.

Item 9.  Undertakings
The undersigned registrant hereby undertakes:
1. To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
4. That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
5. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
6. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

3

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dover, State of New Hampshire, on August 2, 2019.
FIRST SEACOAST BANCORP
By:	/s/ James R. Brannen
James R. Brannen
President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of Firt Seacoast Bancorp (the “Company”) hereby severally constitute and appoint James R. Brannen, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said James R. Brannen may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of Company common stock and participation interests offered or sold to the Federal Savings Bank 401(k) Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said James R. Brannen shall do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.
Signatures	Title	Date

/s/ James R. Brannen	President, Chief Executive Officer	August 2, 2019
James R. Brannen	and Director
(Principal Executive Officer)

/s/ Richard M. Donovan	Senior Vice President and Chief	August 2, 2019
Richard M. Donovan	Financial Officer (Principal Financial and Accounting Officer)

/s/ Dana C. Lynch	Chairman of the Board	August 2, 2019
Dana C. Lynch

Thomas J. Jean	Vice Chairman of the Board	August 2, 2019
Thomas J. Jean

Signatures	Title	Date

/s/ Patricia A. Barbour	Director	August 2, 2019
Patricia A. Barbour

/s/ Michael J. Bolduc	Director	August 2, 2019
Michael J. Bolduc

/s/ Mark P. Boulanger	Director	August 2, 2019
Mark P. Boulanger

/s/ James Jalbert	Director	August 2, 2019
James Jalbert

/s/ Erica A. Johnson	Director	August 2, 2019
Erica A. Johnson

/s/ Janet Sylvester	Director	August 2, 2019
Janet Sylvester

/s/ Paula J. Williamson-Reid	Director	August 2, 2019
Paula J. Williamson-Reid

The Plan.  Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the Plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dover, State of New Hampshire, on August 2, 2019.

First Seacoast Bank 401(k) Plan
By:	/s/ James R. Brannen
Name: James R. Brannen
Title: President and Chief Executive Officer